Exhibit 4.1

SM ENERGY COMPANY, as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of May     , 2015

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Indenture dated as of May     , 2015 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture Act of 1939 Section	Indenture Section

310 (a)(1)	7.9
(a)(2)	7.9
(a)(5)	7.9
(b)	7.8 and 7.10
312 (a)	5.1
313 (a)	5.3
(c)	5.3
314 (a)	5.2
(c)(1)	14.6
(c)(2)	14.6
(e)	14.6
315 (a)	7.1
(b)	6.14
(c)	7.1
(d)	7.1
(e)	6.15
316 (a)(1)	6.1 and 6.13
(b)	6.7
(c)	8.2
317 (a)	6.2
(b)	4.4(a)
318 (a)	14.9

i

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THIS INDENTURE, dated as of May     , 2015, is between SM Energy Company, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association (the “Trustee”).

RECITALS

A.                                    The Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (each, a “Security,” and collectively the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

B.                                    All things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Securities of each series thereof, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                                    Definitions; Rules of Construction. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.1, and include the plural as well as the singular. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted on the date of this Indenture. The word “or” is always used inclusively (for example, the phrase “A or B” shall mean “A or B or both,” not “either A or B but not both”). Provisions apply to successive events and transactions. References to agreements and other instruments include subsequent amendments thereto and restatements thereof. “Including” shall mean “including without limitation”. All references to articles and sections are to this Indenture. Any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Additional Securities” shall have the meaning specified in Section 2.2.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” “under common control” have the meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.7(g).

“Authenticating Agent” shall mean any Person authorized by the Trustee pursuant to Section 7.13 to act on behalf of the Trustee to authenticate Securities.

“Applicable Law” shall have the meaning specified in Section 14.13.

“Beneficial Owner” shall mean a Person who is the beneficial owner of a beneficial interest in a Global Security as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Board of Directors” shall mean:

(a)                                 with respect to any corporation, the board of directors of the corporation or any authorized committee thereof;

(b)                                 with respect to a limited liability company, the managing member or managing members or board of directors, as applicable, of such limited liability company or any authorized committee thereof;

(c)                                  with respect to any partnership, the board of directors of the general partner of the partnership or any authorized committee thereof; and

(d)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” shall mean a copy of one or more resolutions (which may be standing resolutions), certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company or any Committee of such Board or specified officers and employees of the Company to which the powers of such Board have been lawfully delegated, to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close.

“Business Entity” shall have the meaning assigned to it in the definition of “Non-Recourse Subsidiary” in this Section 1.1.

“Capital Stock” shall mean:

(a)                                 in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Commission” shall mean the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or any successor agency.

“Company” shall mean SM Energy Company, a Delaware corporation, until any successor corporation or limited liability company shall have become such pursuant to the provisions of Article 11, and thereafter “Company” shall mean such successor, except as otherwise provided in Section 11.2.

“Company Request” and “Company Order” shall mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

“Depositary” shall mean, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as depositary for such Securities as contemplated by Section 2.7.

“Dollars” or “$” shall mean a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the Company that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Event of Default” shall have the meaning specified in Section 6.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States, as such are in effect on the date of this Indenture.

“Global Security” shall mean a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.12 (or such other legend as may be specified for such Securities as contemplated by Section 2.2).

“Government Obligations” shall mean securities which are (a) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (a) or (b), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depositary receipt.

“Indenture” shall mean this instrument as originally executed or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

“Independent Registered Public Accounting Firm” shall mean a firm of accountants that, with respect to the Company and any other obligor under any series of Securities, is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated by the Commission thereunder, who may be the independent registered public accounting firm regularly retained by the Company or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“interest,” when used with respect to a non-interest bearing Security, shall mean interest payable after the principal thereof has become due and payable whether at maturity, by declaration of acceleration, by call for redemption, or otherwise.

“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Subsidiaries owns any Capital Stock.

“Lien” shall mean any mortgage, pledge, lien, security interest or other similar encumbrance.

“Market Exchange Rate” shall have the meaning set forth in Section 14.8.

“Maturity” shall mean, with respect to any Security, the date on which the principal of such Security or an installment of interest becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes a Redemption Date.

“Officer” shall mean, unless otherwise specified by a provision of this Indenture or the Trust Indenture Act, as applicable, the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer, the President, any Vice President (without regard to qualifiers such as “Executive” or “Senior”), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person, or other Person authorized by resolution of the Board of Directors of such Person.

“Officer’s Certificate” shall mean a certificate signed by an Officer of the Company, which, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of or counsel for the Company or an affiliate thereof or other counsel that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of the Trust Indenture Act or Section 14.6, as applicable.

“Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Outstanding” shall mean, when used with respect to Securities, subject to the provisions of Section 8.4, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation including Securities tendered and exchanged for other securities of the Company, or any reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions of this Indenture;

(b)                                 Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), in each case pursuant to Section 12.1; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary) as in Article 3 provided, or provision satisfactory to the Trustee shall have been made for mailing (or such other delivery) such notice;

(c)                                  Securities as to which defeasance has been effected pursuant to Section 12.2; and

(d)                                 Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.8, unless proof satisfactory to the Trustee is presented that any such Securities are held by persons in whose hands any of such Securities is a valid, binding and legal obligation of the Company.

In determining whether the holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Overdue Rate” shall mean, with respect to each series of Securities, the rate of interest designated as such in the Board Resolution or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 2.2, or if no such rate is specified, the rate at which such Securities shall bear interest.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Place of Payment” shall mean, with respect to any Security, the place or places where the principal of, or any premium or interest on, such Security are payable as provided in or pursuant to this Indenture.

“Principal Office of the Trustee,” or other similar term, shall mean the designated office of the Trustee at which any particular time its corporate trust business shall be administered.

“record date” shall have the meaning set forth in Section 2.4.

“Redemption Date” shall mean, with respect to any Security or portion thereof to be redeemed, each date fixed for such redemption by or pursuant to this Indenture or such Security.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security” and “Securities” shall have the meanings set forth in the recitals to this Indenture.

“Security Register” shall have the meaning set forth in Section 2.6.

“Security Registrar” shall have the meaning set forth in Section 2.6.

“Securityholder,” “holder of Securities,” or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

“series” shall mean a series of Securities established under this Indenture.

“Specified Currency” shall mean the currency in which a Security is denominated, which may include Dollars, any foreign currency or any composite of two or more currencies.

“Stated Maturity” shall mean the date established by or pursuant to this Indenture or the applicable series of Securities as the fixed date on which the principal of the Securities of such series or any installment of interest is due and payable.

“Subsidiary” shall mean, with respect to any specified Person:

(a)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                                 any partnership (whether general or limited) or limited liability company (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” shall mean the corporation or association named as Trustee in this Indenture and, subject to the provisions of Article 7, shall also include its successors and assigns as Trustee hereunder. If pursuant to the provisions of this Indenture there shall be at any time more than one Trustee hereunder, the term “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

ARTICLE 2
DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.1                                    Forms.

(a)                                 The Securities of each series shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities of such series may be listed, or to conform to usage.

(b)                                 The Board Resolution or one or more indentures supplemental hereto establishing the form and terms of the Securities of any series pursuant to Sections 2.1 and 2.2, respectively, of this Indenture, may provide for issuance of Global Securities. If Securities of a series are so authorized to be issued as Global Securities, any such Global Security may provide that it shall represent that aggregate amount of Securities from time to time endorsed thereon, and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount or changes in the rights of holders of Securities represented thereby, shall be made in such manner and by such person or persons as shall be specified therein.

(c)                                  The Trustee’s Certificate of Authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Section 2.2                                    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)                                 the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(b)                                 any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.6, 2.8, 2.9, 3.3, 3.6 or 10.4);

(c)                                  the date or dates on which the principal and premium, if any, of the Securities of such series is payable;

(d)                                 the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, if other than as set forth in Section 2.4, the record dates for the determination of holders to whom interest is payable;

(e)                                  in addition to the office or agency of the Company in Denver, Colorado or the Borough of Manhattan, The City of New York, required to be maintained pursuant to Section 4.2, any other Place of Payment;

(f)                                   the Specified Currency of the Securities of such series;

(g)                                  the currency or currencies in which payments on the Securities of such series are payable, if other than the Specified Currency;

(h)                                 the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company;

(i)                                     the obligation, if any, of the Company to redeem, purchase or repay Securities of such series at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j)                                    if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

(k)                                 if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1;

(l)                                     if the principal of or interest on the Securities of such series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)                             if the amount of payments of principal of and interest on the Securities of such series may be determined with reference to an index based on a coin or currency other than the Specified Currency, the manner in which such amounts shall be determined;

(n)                                 any addition to, or modification of, any Events of Default set forth in Article 6 with respect to the Securities of such series, and whether any such additional or modified Events of Default shall be subject to covenant defeasance under Section 12.2;

(o)                                 if other than the rate of interest stated in the title of the Securities of such series, the applicable Overdue Rate;

(p)                                 in the case of any series of non-interest bearing Securities, the applicable dates for purposes of Section 5.1(a);

(q)                                 if other than U.S. Bank National Association is to act as Trustee for the Securities of such series, the name and Principal Office of such Trustee;

(r)                                    if either or both of Section 12.2(b) or Section 12.2(c) do not apply to any Securities of such series;

(s)                                   if applicable, that any Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the name of the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.12 and any circumstances in addition to or in lieu of those set forth in clause (b) of Section 2.6 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(t)                                    any addition to, or modification of, any covenants set forth in Article 4 with respect to the Securities of such series, and whether any such additional or modified covenant shall be subject to covenant defeasance under Section 12.2(c); and

(u)                                 any other terms of such series.

All Securities of any one series shall be substantially identical except as to denomination, and except as may otherwise be provided in or pursuant to such Board Resolution or in any such indenture supplemental hereto.

Notwithstanding Section 2.2(b) herein and unless otherwise expressly provided with respect to a series of Securities, the Company may, from time to time, without the consent of the Securityholders of Securities of a particular series, reopen such series of Securities and issue additional Securities (“Additional Securities”) of such series having the same ranking and the same interest rate, maturity and other terms as the Securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Securities, together with the initial Securities of such series, shall constitute a single series of Securities under this Indenture; provided that if the Additional Securities are not fungible for U.S. federal income tax purposes with the initial Securities of such series, the Additional Securities shall be issued under a separate CUSIP number. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the series of Securities of which such Additional Securities would be a part.

Section 2.3                                    Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article 2, the Trustee shall thereupon authenticate and deliver said Securities to or upon the receipt of a Company Order. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon:

(a)                                 a copy of any Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution;

(b)                                 an executed supplemental indenture, if any, relating thereto;

(c)                                  an Officer’s Certificate prepared in accordance with Section 14.6 which shall also state to the knowledge of the signers of such Certificate that no Event of Default with respect to any series of Securities shall have occurred and be continuing; and

(d)                                 an Opinion of Counsel prepared in accordance with Section 14.6 to the effect

(i)                                     that the form of such Securities has been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.1 in conformity with the provisions of this Indenture;

(ii)                                  that the terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.2 in conformity with the provisions of this Indenture;

(iii)                               that the Company has all requisite corporate power and authority to execute and deliver such Securities;

(iv)                              that the execution and delivery of such Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company;

(v)                                 that such Securities have been duly and validly executed, and when duly authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(vi)                              that the execution and delivery by the Company of such Securities and the performance by the Company of its obligations thereunder will not constitute a default under or violate any of the terms, conditions or provisions of the organizational certificate or bylaws of the Company.

The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Securities under this Section 2.3 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

Section 2.4                                    Date and Denomination of Securities. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.2. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

Every Security shall be dated the date of its authentication.

The person in whose name any Security of a particular series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names Outstanding Securities of such series are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of such Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Except as otherwise specified as contemplated by Section 2.2 for Securities of a particular series, the term “record date” as used in this Section 2.4 with respect to any regular interest payment date, shall mean, the first day of the calendar month of such interest payment date if such interest payment date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, whether or not such day shall be a Business Day.

Interest on the Securities may at the option of the Company be paid by check mailed to the persons entitled thereto at their respective addresses as such appear on the Security Register.

Section 2.5                                    Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, its Chairman of the

Board, its Chief Financial Officer, its Treasurer or Assistant Treasurer, or its Secretary or Assistant Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.6                                    Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the Company for such purpose in Denver, Colorado or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.2 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.2, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive. Each person designated by the Company pursuant to the provisions of Section 4.2 as a person authorized to register and register transfer of the Securities is sometimes herein referred to as a “Security Registrar.”

The Company shall keep, at each such office or agency, a register for each series of Securities issued hereunder (the registers of all Security Registrars, collectively, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article 2 provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security Registrar shall be open for inspection by the Trustee and any Security Registrar other than the Trustee. Upon due presentment for registration or registration of transfer of any Security of any series at any designated office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount. Registration or registration of transfer of any Security by any Security Registrar in the Security Register maintained by such Security Registrar, and delivery of such Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Security. Notwithstanding anything herein to the contrary, there shall only be one Security Register for each series of Securities.

No person shall at any time be designated as or act as a Security Registrar unless such person is at such time empowered under applicable law to act as such under and to the extent required by applicable law and regulations.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Company and the Trustee duly executed by, the applicable Securityholder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for the period of 15 days next preceding the selection of Securities of that series to be redeemed and thereafter until the date of the mailing (or other delivery in accordance with the applicable procedures of the Depositary) of a notice of redemption of Securities of that series selected for redemption, or (b) any Securities selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

Section 2.7                                    Global Securities. The provisions of this Section 2.7 shall apply only to Global Securities.

(a)                                 Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes under this Indenture.

(b)                                 Notwithstanding any other provision in this Indenture, no Global Security evidencing the Securities of any series may be exchanged in whole or in part for Securities of such series registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary has notified the Company that it is unwilling or unable to continue its services as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice, or (ii) such Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days of the Company becoming aware of such failure to be so registered, (iii) the Company determines at any time that the Securities of such series shall no longer be represented by Global Securities, in which case the Company shall inform such Depositary of such determination and participants in such Depositary may elect to withdraw their beneficial interests in the Securities from such Depositary, or (iv) any event shall have occurred and be continuing that, after notice or lapse of time, or both, would constitute an Event of Default with respect to such series of Securities, and such exchange is requested by or on behalf of the Depositary in accordance with customary procedures following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Securities of such series.

(c)                                  Subject to Section 2.7(b), any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(d)                                 Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)                                  Subject to the provisions of Section 2.7(g), the registered Securityholder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

(f)                                   In the event of the occurrence of any of the events specified in Section 2.7(b), (i) the Company shall promptly make available to the Trustee a reasonable supply of such certificated Securities in definitive, fully registered form, without interest coupons, and (ii) the Trustee shall promptly exchange each beneficial interest in the applicable Global Security for one or more certificated Securities in definitive, fully registered form, without interest coupons, in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon such Global Security will be deemed canceled.

(g)                                  Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act, shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.8                                    Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (in the case of a mutilated Security) shall, and the Company may in its discretion (in the case of a destroyed, lost or stolen Security), execute and, upon the written request or authorization of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security and the ownership thereof.

Every substituted Security issued pursuant to the provisions of this Section 2.8 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.9                                    Temporary Securities. Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed or typewritten). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay, the Company shall execute and deliver to the Trustee definitive Securities of such series, and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in Denver, Colorado or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.2 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

Section 2.10                             Cancellation of Securities Paid, Etc. All Securities surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer shall, if surrendered to the Company, any Security Registrar, any paying agent or any other agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of cancelled Securities in accordance with its customary procedures and deliver a certificate of such disposition to the Company or, at the written request of the Company, shall deliver cancelled Securities to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11                             Computation of Interest. Except as otherwise specified as contemplated by Section 2.2 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.12                             Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 2.2 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form (or such other form as a securities exchange or Depositary may request or require):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.13                             CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any changes in the “CUSIP” numbers of any series of Securities.

ARTICLE 3
REDEMPTION OF SECURITIES

Section 3.1                                    Applicability of Article. The provisions of this Article 3 shall be applicable to the Securities of any series that are redeemable before their maturity, except as otherwise specified as contemplated by Section 2.2 for Securities of such series.

Section 3.2                                    Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Securities of any series in accordance with their terms, it shall fix a date for redemption and deliver in accordance with Section 14.3 (or otherwise deliver in accordance with the applicable procedures of the Depositary) a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register and to the Trustee, except as the supplemental indenture or resolutions adopted by the Board of Directors to establish the terms of any series of Securities may otherwise provide. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice in accordance with Section 14.3 (or otherwise deliver in accordance with the applicable procedures of the Depositary) or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the Securities of such series are to be redeemed (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. Where the redemption price is not ascertainable at the time the notice of redemption is given as aforesaid, the Company shall notify the Trustee of said redemption price promptly after the calculation thereof. If less than all the Securities of a series are to be redeemed, the notice of redemption shall specify the number or numbers of the Securities of that series to be redeemed. If any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request and with the notice information provided to the Trustee, by the Trustee in the name and at the expense of the Company, and shall be irrevocable; provided that, in the latter case, the Company shall give the Trustee at least ten days’ prior notice of the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee). Any notice of redemption may be conditioned upon the Company’s having received, on or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.2, sufficient funds to redeem on such Redemption Date all the Securities or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.2, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, shall segregate and hold in trust as provided in Section 4.4) an amount of money sufficient to redeem on such Redemption Date specified in the notice of redemption given as provided in this Section 3.2 all the Securities or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. The Company shall give the Trustee notice not less than 35 days (or such shorter period as may be acceptable to the Trustee) prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.2 as to the aggregate principal amount of Securities of such series to be redeemed, and the Trustee shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of that series or portions thereof to be redeemed. Securities of a series may be redeemed in part only in multiples of the smallest authorized denomination of that series.

Beneficial interests in Securities represented by Global Securities shall be selected for redemption by the Depositary therefor in accordance with its standard procedures. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

Section 3.3                                    Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.2 or Section 3.4, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities or portions of such Securities, together with any interest accrued to said date) any interest on the Securities of such series or portions of Securities of such series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to, but excluding, the date fixed for redemption; provided, however, that any regularly scheduled installment of interest becoming due on or prior to the date fixed for redemption shall be payable to holders of such Securities registered as such on the relevant record date according to their terms.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

Section 3.4                                    Repayment at the Option of the Holder. Any series of Securities may be made, by provision contained in or established pursuant to a supplemental indenture or a Board Resolution pursuant to Section 2.2 hereof, subject to repayment, in whole or in part, at the option of the holder on a date or dates specified prior to maturity, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment, on such notice as may be required; provided, however, that the holder of a Security may only elect partial repayment in an amount that will result in the portion of such Security that will remain Outstanding after such repayment constituting an authorized denomination, or combination thereof, of such Securities.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.1                                    Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of that series at the places, at the respective times and in the manner provided in such Securities.

Section 4.2                                    Offices for Notices and Payments, Etc. As long as any of the Securities of a series remain Outstanding, the Company shall designate and maintain in Denver, Colorado or the Borough of Manhattan, The City of New York, an office or agency where the Securities of that series may be presented for payment, an office or agency where the Securities of that series may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Securities of that series or of this Indenture may be served. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside Denver, Colorado or the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for payment, registration of transfer or for exchange, and the Company may from time to time rescind such designation, as it may deem desirable or expedient. The Company shall give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency in Denver Colorado or the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

The Company hereby initially designates the Principal Office of the Trustee, acting through the corporate trust office of its affiliate, U.S. Bank National Association, located at 950 17th Street, 12th Floor, Denver, CO 80202, as the office or agency of the Company in Denver, Colorado or the Borough of Manhattan, The City of New York, where the Securities of each series may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of each series or of this Indenture may be served.

Section 4.3                                    Appointment to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.10, a successor Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 4.4                                    Provision as to Paying Agent.

(a)                                 If the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series;

(ii)                                  that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable; and

(iii)                               that at any time during the continuance of any failure by the Company (or by any other obligor on the Securities of such series) specified in the immediately preceding clause (ii), such payment agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

(b)                                 If the Company shall act as its own paying agent with respect to the Securities of any series, it shall, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and shall promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

(c)                                  Anything in this Section 4.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 4.4, such sums to be held by the Trustee upon the trusts herein contained.

(d)                                 Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to Sections 12.4 and 12.5.

(e)                                  Whenever the Company shall have one or more paying agents with respect to the Securities of any series, it shall, prior to each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, deposit with a designated paying agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of any failure so to act.

Section 4.5                                    Statement as to Compliance. The Company shall furnish to the Trustee on or before May 1, in each year (beginning with the first May 1 following the first date of issuance of any Securities under this Indenture) a brief certificate (which need not comply with Section 14.6) from the principal executive, financial or accounting officer of the Company as required by Section 314(a)(4) of the Trust Indenture Act.

Section 4.6                                    Additional Amounts. If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of principal of, premium, if any, or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such paying agent whether such payment of principal of, premium, if any, or interest on the Securities of that series shall be made to holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section 4.6. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 4.6.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

ARTICLE 5
SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.1                                    Securityholder Lists. If and so long as the Trustee shall not be the Security Registrar for the Securities of any series, the Company and any other obligor on the Securities shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and on dates to be determined pursuant to Section 2.2 for non-interest bearing Securities in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 5.2                                    Reports by the Company. The Company covenants to file with the Trustee, within 30 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by the Company with the Commission via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the Trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.3                                    Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before May 15 in each year beginning May 15, 2016, as provided in Section 313(c) of the Trust Indenture Act, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto. A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company. The Company shall notify the Trustee, in writing, when any Securities are listed on any stock exchange or delisted therefrom.

ARTICLE 6
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.1                                    Events of Default. The term “Event of Default” whenever used herein with respect to Securities of any series shall mean any one of the following events, and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.2 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated in this Indenture or as may be established with respect to such Securities as contemplated by Section 2.2 hereof, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.2:

(a)                                 a default in the payment of any interest in respect of the Securities of such series when due that continues for 30 days;

(b)                                 a default in the payment of the principal of or premium, if any, on the Securities of such series when due at their Stated Maturity, upon redemption, or otherwise;

(c)                                  failure on the part of the Company duly to observe or perform any other of the covenants or agreements in this Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance or performance is specifically dealt with elsewhere in this Section 6.1), which failure shall continue for a period of 60 days, or in the case of Section 5.2, 90 days, after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Company by the Trustee, upon direction of holders of at least 25% in principal amount of the Outstanding Securities of such series; provided, however, that if such failure is not capable of cure within such 60-day or 90-day period, as the case may be, such 60-day or 90-day period, as the case may be, shall be automatically extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Company is using commercially reasonable efforts to cure such failure;

(d)                                 a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

(e)                                  the Company shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors; and

(f)                                   any other Event of Default provided in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.2.

Section 6.2                                    Acceleration of Maturity; Rescission and Annulment. If (i) upon the occurrence and continuance of an Event of Default specified in clause (a) or (b) of the definition thereof with respect to the Securities of any series, the Company and the Trustee receive notice in writing that holders of not less than 25%, or (ii) upon the occurrence and continuance of an Event of Default specified in clause (c) or (f) of the definition thereof with respect to the

Securities of any series (unless, in the case of clause (f), otherwise provided for in the terms of the Securities of such series pursuant to Section 2.2), the Company and the Trustee receive notice in writing that holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series have declared the principal of all Outstanding Securities of such series to be due and payable immediately, then upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of such series to the contrary notwithstanding. If an Event of Default described in clause (d) or (e) above shall occur and be continuing then the principal amount of all the Securities of such series then Outstanding under this Indenture shall be and become due and payable immediately, without notice or other action by any holder or the Trustee, to the full extent permitted by law.

At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article 6 provided, the holders of not less than a majority in principal amount of the Outstanding Securities of such series by written notice to the Company and the Trustee, may rescind and annul the declaration or automatic acceleration and its consequences if:

(a)                                 the Company has paid or deposited with the Trustee a sum of money sufficient to pay (i) all overdue installments of interest on the Securities of such series, (ii) the principal of, and any premium on, the Securities of such series which have become due otherwise than by the declaration of acceleration or automatic acceleration and interest thereon, (iii) interest upon overdue interest on the Securities of such series at the Overdue Rate and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                                 all Events of Default, other than the non-payment of the principal of, and any premium and interest on, the Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 6.13.

Section 6.3                                    Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(a)                                 default is made in the payment when due of any interest on the Securities of any series and such default continues for 30 days;

(b)                                 default is made in the payment of the principal of or any premium on the Securities of any series when the principal or premium becomes due and payable at Maturity; or

(c)                                  If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series wherever situated.

If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee may, and if (i) an Event of Default specified in clause (a), (b), (d) or (e) of the definition thereof occurs and is continuing with respect to the Securities of any series, and holders of not less than 25%, or (ii) an Event of Default specified in clause (c) or (f) of the definition thereof occurs and is continuing with respect to the Securities of any series (unless, in the case of clause (f), otherwise provided for in the terms of the Securities of such series pursuant to Section 2.2), and holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series direct, so long as such holders shall have provided the Trustee with such indemnity as it shall require and subject to the provisions of Section 6.12, the Trustee shall, proceed to protect and enforce its rights and the rights of the holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Securities of such series or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 6.4                                    Proceedings by Trustee. In case of an Event of Default hereunder that is continuing the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.5                                    Trustee May Enforce Claims without Possession of Securities; Trustee May File Proofs of Claim. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every holder of a Security of such series in respect of which such judgment has been recovered.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of the principal and any premium and interest owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the holders of Securities of such series allowed in such judicial proceeding, and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder of Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of Securities of such series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.6                                    Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article 6 and, if an Event of Default has occurred and is continuing, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST:        To the payment of all amounts due the Trustee pursuant to the provisions of Section 7.6;

SECOND:                                         If the principal of the Outstanding Securities in respect of which such moneys have been collected shall not have become due (at maturity, upon redemption, by declaration, repayment or otherwise) and be unpaid, to the payment of interest, if any, on such Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the Overdue Rate applicable to such Securities, such payments to be made ratably to the person entitled thereto;

THIRD:   If the principal of the Outstanding Securities in respect of which such moneys have been collected shall have become due (at maturity, upon redemption, by declaration, repayment or otherwise), to the payment of the whole amount then owing and unpaid upon such Securities for principal, premium, if any, and interest, if any, with interest on the overdue principal, and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any (to the extent that payment of such interest is enforceable under applicable law), at the

Overdue Rate applicable to such Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal, and premium, if any, over interest, if any, or of interest, if any, over principal, and premium, if any, or of any installment of interest, if any, over any other installment of interest, if any, or of any such Security over any other such Security, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest, if any; and

FOURTH:                                        To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 6.7                                    Limitations on Suits. No holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                 such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(b)                                 (i) in the case of an Event of Default specified in clause (a), (b), (d) or (e) of the definition thereof with respect to Securities of such series, holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (c) or (f) of the definition thereof with respect to Securities of such series (unless, in the case of clause (g), otherwise provided for in the terms of the Securities of such series pursuant to Section 2.2), holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security of such series to affect, disturb or prejudice the rights of any other such holders, or to obtain or to seek to obtain priority or preference over any other such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders.

Section 6.8                                    Unconditional Right of Holders to Receive Principal and any Premium and Interest. Notwithstanding any other provision in this Indenture, the holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium and (subject to Section 2.4, Section 2.6, and Section 4.1) interest on, such Security of such series, on the Stated Maturity therefor specified in such Security (or, in the case of redemption, on the Redemption Date specified in the notice of redemption given as provided in Section 3.2) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Section 6.9                                    Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and each such holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such holder shall continue as though no such proceeding had been instituted.

Section 6.10                             Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to each and every holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to any holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such holder, as the case may be.

Section 6.12                             Control by Securityholders. The holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series and would not involve the Trustee in personal liability,

(b)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c)                                  such direction is not unduly prejudicial to the rights of the other holders of Securities of such series not joining in such action.

Section 6.13                             Waiver of Past or Existing Defaults. The holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the holders of all the Securities of such series, by notice to the Trustee, may waive any past or existing default or Event of Default hereunder with respect to the Securities of such series and its consequences, except a continuing default:

(a)                                 in the payment of the principal of, any premium or interest on the Securities of such series, or

(b)                                 in respect of a covenant or provision hereof that under Article 10 hereof cannot be modified or amended without the consent of the holder of each Outstanding Security of such series.

Upon any such waiver, such default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14                             Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, mail to all holders of Securities of such series, as the names and addresses of such holders appear upon the Security Register, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term “defaults” for the purpose of this Section 6.14 being hereby defined to be the events specified in Section 6.1 or established with respect to such Securities as contemplated by Section 2.2, not including the periods of grace, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.2, and irrespective of the giving of the notices, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.2); provided, however, that except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee or directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities of such series.

Section 6.15                             Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16                             Undertaking to Pay for Costs. All parties to this Indenture agree, and each holder of any Security by such holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, omitted or suffered by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.1                                    Duties and Responsibilities of Trustee. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default with respect to the Securities of a series has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                 prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all Events of Default with respect to such series that has occurred:

(i)                                     the duties and obligations of the Trustee with respect to the Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the holders of Securities of any series pursuant to Section 6.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series; and

(d)                                 none of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The provisions of this Section 7.1 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 7.2                                    Reliance on Documents, Opinions, Etc. In furtherance of and subject to the Trust Indenture Act, and subject to the provisions of Section 7.1:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a Board Resolution;

(c)                                  the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such Opinion of Counsel;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)                                  the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)                                   the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Securities of any series affected then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expenses of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be deemed to have notice of any default hereunder or Event of Default, unless a Responsible Officer of the Trustee has actual knowledge thereof, or unless written notice of any event that is in fact such a default or Event of Default is received by the Trustee at the Principal Office of the Trustee and such notice references the Securities and this Indenture;

(i)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)                                    in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)                                 the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)                                     in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.3                                    No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate

Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 7.4                                    Ownership of Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

Section 7.5                                    Moneys to be Held in Trust. Subject to the provisions of Sections 4.4, 12.4 and 12.5, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Officer.

Section 7.6                                    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

As security for the performance of the payment obligations of the Company under this Section 7.6, the Trustee shall have a lien prior to the Securities of each series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on, particular Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after a default or Event of Default specified in Section 6.1(e) or Section 6.1(f) hereof occurs, the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

Section 7.7                                    Officer’s Certificate as Evidence. Subject to the provisions of Section 7.1 and Section 7.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 7.8                                    Disqualification: Conflicting Interests for the Trustee. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or under the Indentures between the Company and the Trustee dated as of (a) February 7, 2011, (b) November 8, 2011, (c) July 29, 2012 and (d) May 20, 2013.

Section 7.9                                    Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than $10,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.9, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon this Indenture of any Securities or person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

The provisions of this Section 7.9 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 7.10                             Resignation or Removal of Trustee.

(a)                                 The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice of such resignation to the holders of the applicable series of Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to any series and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and Section 310(a) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)                               the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor Trustee with respect to such series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 6.14, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series.

(c)                                  The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series at the time Outstanding may remove the Trustee with respect to the applicable series or all series, as the case may be, and appoint with respect to the applicable series or all series, as the case may be, a successor Trustee by written notice of such action to the Company, the Trustee and the successor Trustee.

(d)                                 Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.11.

(e)                                  No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

Section 7.11                             Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to any or all applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 7.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee with respect to a series of Securities shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Trustee shall, with respect to such series, be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.9.

Upon acceptance of appointment by a successor Trustee with respect to any series as provided in this Section 7.11, the Company shall give notice thereof to the holders of Securities of each series affected, by mailing such notice to such holders at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

Section 7.12                             Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under

Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

If at the time such successor to the Trustee shall succeed to the trust created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee, and deliver such Security so authenticated; and in case at that time any of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in such Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.13                             Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, or partial conversion or partial redemption or pursuant to Section 2.8, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.13, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.13.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 7.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the

Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Securityholders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.13.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.13.

ARTICLE 8
CONCERNING THE SECURITYHOLDERS

Section 8.1                                    Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such Securityholders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

Section 8.2                                    Proof of Execution by Securityholders. Subject to the provisions of Section 7.1, Section 7.2 and Section 9.6, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.7.

The Company may set a record date for purposes of determining the identity of Securityholders of Securities of any series entitled to vote or consent to or revoke any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Securities of any series, only Securityholders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.3                                    Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name any Security shall be registered upon the books of the Company to be, and may treat him as, the owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.4) interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No Beneficial Owner of a beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.4                                    Company-Owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities with respect to that such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.5                                    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

ARTICLE 9
SECURITYHOLDERS’ MEETINGS

Section 9.1                                    Purposes of Meetings. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 6;

(b)                                 to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.2; or

(d)                                 to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.2                                    Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any or all series to take any action specified in Section 9.1, to be held at such time and at such place in Denver, Colorado or the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

Section 9.3                                    Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Securities then Outstanding of any series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of the holders of Securities of all series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, in the amount specified above, may determine the time and the place in Denver, Colorado or the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in Section 9.2.

Section 9.4                                    Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which such meeting is being held or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.5                                    Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Securities of the relevant series at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.1. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.5). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 9.3), be dissolved. In any other case the meeting shall be adjourned for a period of not less than ten days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice must be mailed not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Subject to the foregoing, at the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Securities of the relevant series then Outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities of the relevant series then Outstanding which shall constitute a quorum.

At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) a majority in aggregate principal amount of the Securities of the relevant series then Outstanding and (b) 75% in aggregate principal amount of the Securities represented and voting at the meeting.

Any holder of a Security who has executed in person or by proxy and delivered to the Trustee an instrument in writing complying with the provisions of Article 8 shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder of a Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

Section 9.6                                    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the Securityholder and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders, as provided in Section 9.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.4, at any meeting each Securityholder with respect to which such meeting is being held or proxy shall be entitled to vote the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) of such Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Sections 9.2 or 9.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.7                                    Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) and number or numbers of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.2. The record shall show the principal amount of the Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.1) voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.8                                    No Delay of Rights by Meeting. Nothing in this Article 9 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all such series under any of the provisions of this Indenture or of the Securities.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.1                             Supplemental Indentures without Consent of Securityholders. The Company (when authorized by or pursuant to a Board Resolution) and the Trustee may from time to time and at any time, without the consent of the holders of the Securities of any series, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                                 to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained in the Indenture and the Securities of any series; or

(b)                                 to add to the covenants of the Company for the benefit of the holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company pursuant to this Indenture or the Securities of such series; provided that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of such series, to waive such an Event of Default; or

(c)                                  to establish the forms or terms of Securities of any series as permitted by Sections 2.1 and 2.2;

(d)                                 to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, pursuant to the requirements of Section 7.11 of the Indenture; or

(e)                                  to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of the Securities of any series then Outstanding in any material respect; or

(f)                                   to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(g)                                  to supplement any of the provisions of this Indenture to such extent as shall be necessary for the defeasance and discharge of any series of the Securities pursuant to Article 12 of the Indenture; provided that any such action shall not adversely affect the interests of any holder of an Outstanding Security of such series or any other Security in any material respect; or

(h)                                 to add guarantees in respect of the Securities of one or more series and to provide for the terms and conditions of the release thereof; or

(i)                                     to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets and to provide for the terms and conditions of any release thereof; or

(j)                                    to provide for definitive Securities in addition to or in place of Global Securities; or

(k)                                 to provide for the issuance of Additional Securities of any series of Securities;

(l)                                     to add to, change or eliminate any of the provisions contained herein or in any indentures supplemental hereto in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any Security of any series created prior to the execution of such supplemental indenture, or (ii) shall become effective only when no Securities of any series created prior to the execution of such supplemental indenture are Outstanding;

(m)                             to conform the text of this Indenture or the Securities of any series to any provision of the applicable description thereof in the related prospectus or prospectus supplement to the extent that such provision, in the Company’s good faith judgment, was intended to be a recitation of a provision of this Indenture or the Securities of such series; or

(n)                                 to make any other change that does not adversely affect the rights of holders of Outstanding Securities in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.2.

Section 10.2                             Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 8.1 and Section 8.2) of the holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture at the time Outstanding, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series), the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of Securities of such series under this Indenture or under the Securities of such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security of such series affected thereby,

(a)                                 change the Stated Maturity of the principal of, or a scheduled date for the payment of any interest on, the Securities of such series;

(b)                                 reduce the principal amount thereof, the rate of interest payable on, or any premium payable upon the redemption of, the Securities of such series;

(c)                                  change the Specified Currency in which the principal of, or any premium or interest on or with respect to the Securities of such series is payable;

(d)                                 impair or affect the right of any holder of Securities of such series to institute suit for the enforcement of any payment of principal, premium, or interest on or with respect to any Security of such series on or after the date that such payment has become due and payable;

(e)                                  with respect to the Securities of a series the terms of which provide for the making and consummation of an offer to repurchase such Securities in connection with a change of control (as defined in such terms), amend, change or modify the obligation of the Company to make and consummate such offer to repurchase after the related change of control has occurred, including amending, changing or modifying any definition relating thereto; or

(f)                                   reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements in Article 9 for quorum or voting.

Notwithstanding the foregoing, holders of the Securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the Securities of such series, and the holders of other series of Securities shall not have any voting rights with respect to such matters as they relate to the Securities of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that shall have been included expressly and solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Securityholders under this Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders (evidenced as provided in Section 8.1 and

Section 8.2), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 10.3                             Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the Securities of the applicable series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.4                             Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 10.5                             Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.1 and Section 7.2, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10.

ARTICLE 11
CONSOLIDATION, MERGER AND SALES

Section 11.1                             Company May Consolidate, Etc., Only on Certain Terms. The Company shall not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its Subsidiaries (taken as a whole) in one or more related transactions to another Person, unless:

(a)                                 either: (i) the Company is the survivor; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person formed, organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assume, by an indenture

(or indentures if at such time there is more than one Trustee) supplemental hereto, in form reasonably satisfactory to the Trustee, executed by the successor Person and delivered to the Trustee, the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance of every obligation of the Company in this Indenture and the Securities of each series;

(c)                                  either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d)                                 immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Section 11.2                             Successor Person to be Substituted. Upon any consolidation by the Company with or merger of the Company into any other Person or Persons in a transaction in which the Company is not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the properties and assets of its Subsidiaries (taken as a whole) to any Person or Persons in accordance with Section 11.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

In case of any such merger, consolidation, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.1                             Satisfaction and Discharge of Indenture. Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to the Securities of any series specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when

(a)                                 either:

(i)                                     all Securities of such series theretofore authenticated and delivered have been accepted by the Trustee for cancellation (other than (i) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.8 and (ii) Securities of such series the payment of money for which has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.5); or

(ii)                                  all such Securities of such series not theretofore delivered to the Trustee for cancellation:

(A)                               have become due and payable, or

(B)                               will become due and payable at their Stated Maturity within one year, or

(C)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Securities of such series for such purpose, (x) money in an amount sufficient or (y) Government Obligations, the scheduled payments of interest and principal in respect thereof in accordance with their terms shall be sufficient, or a combination of (x) and (y) that shall be sufficient (in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, which opinion need be given only if Government Obligations have been so deposited), without consideration of any reinvestment to pay and discharge the entire indebtedness on such Securities then Outstanding, including the principal of, and any premium and interest on, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof (including earlier redemption), as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 7.6, the obligations of the Trustee under Section 7.5, if money, Government Obligations, or a combination thereof shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.1, and the obligations of the Company and the Trustee with respect to the Securities of such series under Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 4.2, Section 4.4 and Section 12.5 shall survive such satisfaction and discharge.

Section 12.2                             Legal Defeasance and Covenant Defeasance.

(a)                                 Legal defeasance of the Securities of any series under Section 12.2(b) and covenant defeasance of the Securities of any series under Section 12.2(c) shall be applicable to the Securities of each series, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 12.2(b) or Section 12.2(c) be applied to the Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 12.2.

(b)                                 Upon the Company’s exercise of the legal defeasance option above applicable to this Section 12.2(b) with respect to the Securities of any series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in clause (d) of this Section 12.2 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (i) and (ii) immediately below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of the Outstanding Securities of such series to receive, solely from the trust fund described in clause (d) of this Section 12.2 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on the Securities of such series when such payments are due, (ii) the obligations of the Company and the Trustee under Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 4.2, Section 4.4, Section 12.3 and Section 12.5 with respect to the Securities of such series, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Section 12.2. The Company may exercise its option under this Section 12.2(b) notwithstanding the prior exercise of its option under clause (c) of this Section 12.2 with respect to the Securities of such series.

(c)                                  Upon the Company’s exercise of the above covenant defeasance option above applicable to this Section 12.2(c) with respect to the Securities of any series, the Company shall be released from its obligations with respect to the Securities of such series to comply with any term, provision or condition under Section 11.1 and Section 4.7 (or any additional covenants applicable to any series of Securities as set forth in the related Board Resolution or supplemental indenture) on and after the date the conditions set forth in clause (d) of this Section 12.2 are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance shall mean that, with respect to the Outstanding Securities of such series the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 6.1(d) or otherwise with respect to the Securities of such series, as the case may be, insofar as it relates to Section 11.1 and Section 4.7, but, except as specified above, the remainder of this Indenture and the Securities of such series shall be unaffected thereby; provided that notwithstanding a covenant defeasance with respect to Section 11.1, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 11.1, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Company to the Trustee under Section 7.6 and the second to the last paragraph of this Section 12.2.

(d)                                 The following shall be the conditions to application of clause (b) or (c) of this Section 12.2 to the Outstanding Securities of any series:

(i)                                     The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 who shall agree to comply with the provisions of this Section 12.2 applicable to it) as trust funds in trust solely for the benefit of the holders of the Securities of such series for the purpose of making the following payments, (x) money in an amount sufficient or (y) Government Obligations, the scheduled payments of interest and principal in respect thereof in accordance with their terms shall be sufficient, or a combination of (x) and (y) that shall be sufficient (in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, which opinion need be given only if Government Obligations have been so deposited), without consideration of any reinvestment to pay and discharge the entire indebtedness on such Securities then Outstanding, including the principal of, and any premium and interest on, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to Maturity thereof (including earlier redemption), as the case may be.

(ii)                                  Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii)                               No Event of Default with respect to the Securities of such series or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from noncompliance with any covenant from which the Company is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable).

(iv)                              In the case of an election under clause (b) of this Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

(A)                               the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or

(B)                               since the date of execution of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(v)                                 In the case of an election under clause (c) of this Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi)                              The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance under clause (b) or (c) of this Section 12.2 (as the case may be) have been complied with.

(vii)                           If the Securities of such series are to be redeemed prior to Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Following the deposit referred to in clause (d) of this Section 12.2, the Trustee, upon the request and at the cost and expense of the Company, will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and this Indenture with respect to such series except for the surviving obligations specified above.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 12.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Securities of any series.

Anything in this Section 12.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (d) of this Section 12.2 that, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 12.2.

Section 12.3                             Application of Trust Money. All money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 12.3, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.1 or Section 12.2 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 12.4                             Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.5                             Return of Unclaimed Moneys. Any moneys and Government Obligations deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on Securities of any series and not applied but remaining unclaimed by the holders of Securities of such series for two years after the date upon which the principal of, premium, if any, or interest, if any, on the Securities of such series, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand; and the holders of any Securities of such series shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Trustee with respect to such money shall thereupon cease.

Section 12.6                             Reinstatement. If and for so long as the Trustee is unable to apply any money or Government Obligations held in trust pursuant to Section 12.1 or 12.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money or Government Obligations held in trust.

Section 12.7                             Qualifying Trustee. Any trustee appointed pursuant to Section 12.2 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related legal defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.1                             Limitation on Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, equity holder, officer or director, as such, past, present or future, of the Company or any Affiliate thereof or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, equity holders, officers or directors, as such, of the Company, any Affiliate thereof or of any successor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, equity holder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE 14
MISCELLANEOUS PROVISIONS

Section 14.1                             Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 14.2                             Official Acts by Successor Person. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 14.3                             Addresses for Notices, Notice to Holders, Waiver.

(a)                                 Any notice or communication by the Company, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

SM Energy Company

1775 Sherman Street, Suite 1200

Denver, Colorado 80203

Facsimile: (303) 861-8140

Attention: Chief Financial Officer

If to the Trustee:

U.S. Bank National Association

950 17th Street, 12th Floor

Denver, Colorado 80203

Facsimile: (303) 585-6865

Attention: Global Corporate Trust Services

(b)                                 The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c)                                  All notices and communications (other than those sent to holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if sent by facsimile; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                                 Any notice or communication to a holder (i) of a Global Note shall be given in accordance with the rules and procedures of the Depositary, and (ii) otherwise shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

(e)                                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)                                   If the Company mails a notice or communication to holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.4                             Governing Law. THIS INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR ANY SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.5                             Waiver of Trial by Jury. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.6                             Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.7                             Legal Holidays. Except as otherwise provided in any Security, in any case where the date of maturity of interest, if any, on or principal of, or premium, if any, on the Securities or the date fixed for redemption or repayment of any Security will be a date that is not a Business Day, then payment of such interest, if any, on or principal of or premium, if any, on the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or a date fixed for redemption or repayment, and no interest shall accrue for the period from and after such date.

Section 14.8                             Securities in a Specified Currency other than Dollars. Unless otherwise specified as contemplated by Section 2.2 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding any Securities of any series which are denominated in a Specified Currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount of such Specified Currency at the Market Exchange Rate. “Market Exchange Rate” shall mean, with respect to a Specified Currency, the noon Dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, the Trustee shall use, without liability on its part, such quotation of the Federal Reserve Bank of New York. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a Specified Currency other than Dollars in connection with any action taken by holders of Securities pursuant to the terms of this Indenture, including, without limitation, any determination contemplated in Section 6.1(c).

All decisions and determination of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Securityholders.

Section 14.9                             Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 14.10                      Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.11                      Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 14.12                      Separability; Benefits. In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.13                      Certain Tax Information. To comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees to provide to the Trustee upon its written request such information that is in the Company’s possession about holders of the Securities or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law.

[Signature Page Follows]

The parties hereto have caused this Indenture to be duly executed, as of the day and year first written above.

SM ENERGY COMPANY

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Signature Page to Indenture]